Ex. 10.1

Confidential Treatment Requested indicates portions of this document have been redacted and have been separately filed with the Commission.

CONFIDENTIAL

COOPERATION and LICENSE AGREEMENT

This License Agreement (the "Agreement") is made as of [August 12, 2003 (Effective Date)], by and between

1. **Dyadic International, Inc.**, a Florida, USA corporation ("Dyadic USA"),

2. **Dyadic Nederland, B.V.** a Dutch corporation ("Dyadic NL"),

and

3. **Nederlandse Organisatie voor toegepast-natuurwetenschappelijk onderzoek TNO Netherlands Organisation for Applied Scientific Research and more specifically TNO Nutrition and Food Research, Zeist, the Netherlands** ("TNO")

(Dyadic USA, Dyadic NL and TNO are hereinafter referred to as the "Parties").

WHEREAS,

- Dyadic USA and TNO have cooperated in the development of High Throughput Robotic Screening Systems (HTRS) utilizing fungal organisms under the Technology Agreement dated April 10, 2000 and both Parties have acquired certain rights in the field of HTRS;
- Dyadic USA has set up Dyadic NL, which will be operated as a business group of Dyadic USA, to undertake exclusively the activities of Dyadic USA in the field of HTRS;
- Dyadic USA, TNO and Dyadic NL desire to cooperate on an exclusive basis in the development, use and marketing of HTRS systems utilizing fungal organisms.

NOW THEREFORE, for good and valuable consideration, and in consideration of the mutual promises set forth herein and intending to be legally bound, the Parties hereto do hereby agree as follows:

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ARTICLE I

THE BUSINESS

Section 1.1 Business. Dyadic USA and TNO are prepared to grant exclusive rights in the field of HTRS to Dyadic NL for the purpose of enabling Dyadic NL to commercially exploit, develop and use HTRS systems utilizing fungal organisms including the use of HTRS systems the scope which will include but not be limited to the discovery and development of native, cDNA and evolved genes and expressed bio-molecules (including but not limited to proteins, peptides, antibodies, enzymes and small molecules), and libraries in fungi, as well as mode of action research and target gene identification for antifungal drugs and fungicides, but which, for purposes of clarity, shall not include the over expression of the aforementioned for commercial purposes, hereinafter defined as "the Business".

Section 1.2 Competition. No Party shall, without the prior written consent of the other Parties, conduct, collaborate with or invest in any business which competes with the Business during the term of this Agreement, provided that Dyadic USA shall have the right to set up new entities to facilitate the conduct of the Business anywhere in the world.

Section 1.3 Costs made until February 1, 2003. Dyadic USA and TNO agree to have made costs for the development of HTRS technology until now, with Dyadic USA funding ** and TNO funding ** of these costs. These costs were provided mainly by cash by Dyadic USA and mainly in kind by TNO. These costs are considered to be settled as per February 1, 2003 in accordance with Attachment 1 to this Agreement.

Section 1.4 Services Provided. Dyadic USA and TNO shall be reimbursed by Dyadic NL at cost (without markup or overhead charges) for services other than research provided by them to Dyadic NL such as facilities, personnel, marketing, administration and accounting; provided, however, that all such services and costs will agreed separately by Dyadic NL and Dyadic USA and/or TNO in writing. Any research for which Dyadic NL engages Dyadic USA or TNO shall be charged at the same rate which the provider charges other departments within its organization.

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Section 1.5 Research. The Parties agree that if Dyadic NL performs discovery research projects for Dyadic USA and/or TNO ("Research Projects"), then Dyadic USA and/or TNO shall be required (i) to reimburse Dyadic NL at Dyadic NL's cost (without markup or overhead expenses) for the work performed and (ii) to pay to Dyadic NL ** [redacted] royalty on sales of commercial products that are derived from genes which are identified in the course of performance of such Research Projects. The Research Projects will be requested by Dyadic USA and/or TNO in writing to Dyadic NL, which projects may be accepted or declined by Dyadic NL at its sole discretion. All Research Projects shall provide that sole ownership of any target gene(s) and its (their) variants, isolated during any such Research Project, as well as any product(s) derived from the target gene(s) and its (their) variants, will be 100% owned by the Party requesting such Research Project. Dyadic NL will continue to own any gene libraries used in any such Research Project in all cases and will be free to use them for other discovery research projects for the principle(s) and/or other third parties.

ARTICLE II

PATENT LICENSES AND TECHNOLOGY RIGHTS

Section 2.1 Dyadic USA Licenses. During the term of this Agreement, Dyadic USA hereby grants to Dyadic NL (and other Dyadic entities, if any, established to conduct the Business in the future, in accordance with Section 1.2) an exclusive, worldwide license in and to International Patent Applications PCT/US00/10199, WO 01/25468 and WO 01/79558, with the right to sublicense as set forth below, including the rights to use, modify, further develop, improve and commercially exploit the technology represented thereby for the sole purpose of conducting the Business. In the event the Business is operated in part by a legal entity different than Dyadic NL, in accordance with Section 1.2, a license may be granted to that entity by Dyadic NL. The license granted pursuant to this Section 2.1 shall only be assigned in the event that the Business is sold to a third party, as agreed in writing between Dyadic USA and TNO Sublicenses may be granted by Dyadic NL to a third-party for in-house use of the HTRS system.

Section 2.2 TNO Licenses. During the term of this Agreement, TNO hereby grants to Dyadic NL (and other Dyadic entities, if any, established to conduct the Business in the future, in

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accordance with Section 1.2) an exclusive, worldwide license in and to International Patent Application WO 2000NL00544, with the right to sublicense as set forth below, including the rights to use, modify, further develop, improve and commercially exploit the technology represented thereby for the sole purpose of conducting the Business. In the event the Business is operated in part by a legal entity different than Dyadic NL, in accordance with. Section 1.2, a license may be granted to that entity by Dyadic NL. The license granted pursuant to this Section 2.2 shall only be assigned in the event that the Business is sold to a third party, as agreed in writing between Dyadic USA and TNO. Sublicenses may be granted by Dyadic NL to a third-party for in-house use of the HTRS system.

Section 2.3 Technology Rights. (a) Each of Dyadic USA and TNO hereby grants to Dyadic NL (and other Dyadic entities, if any, established to conduct the Business in the future, in accordance with Section 1.2) an exclusive, worldwide license for the sole purpose of conducting the Business to any additional technology not described in Section 2.1 or 2.2 above (including without limitation, Improvements of the patents licensed pursuant to Section 2.1 or 2.2 existing as of the Effective Date), which it has developed, owns, licenses or otherwise has the right to use as of the Effective Date, and which is necessary or useful for the conduct of the Business. In the event the Business is operated in part by a legal entity different than Dyadic NL, in accordance with Section 1.2, a license may be granted to that entity by Dyadic NL. In particular, Dyadic USA and TNO agree to provide Dyadic NL with the right to use *Chrysosporium lucknowense, Aspergillus sojae, Trichoderma longibrachiatum* and other fungal systems to which they have rights as of the Effective Date to conduct the Business. The consideration for such license is as provided in Section 2.5. The licenses granted pursuant to this Section 2.3(a) shall be sublicensable and assignable only as provided above for the Section 2.1 and 2.2 licenses. (b) Dyadic NL (and other Dyadic entities, if any, established to conduct the Business in the future, in accordance with Section 1.2) will also have the exclusive commercial use rights for any and all HTRS applications for fungal systems developed during the term of this Agreement by Dyadic USA or by TNO in activities separate from the Business. The terms for such an exclusive license to Dyadic NL on fungal HTRS technology will be negotiated in good faith by Dyadic NL and either TNO or Dyadic USA as relevant.

Section 2.4 Nonfungal Systems. During the term of this Agreement, each of Dyadic USA and TNO agrees to offer Dyadic NL the right of first negotiation to acquire or license bacterial and other nonfungal systems developed by Dyadic USA and or TNO, which relate to the Business. Dyadic USA and TNO shall each notify Dyadic NL of any intent to offer any such technology to a third party, and Dyadic NL shall have ninety (90) days to negotiate a license or other arrangement with regard to use of such technology to conduct the Business.

Section 2.5 Revenue Payments. Dyadic NL will remunerate either Dyadic USA or TNO or both on its revenue generated through the Business based on the ownership of the (HTRS) technology used by Dyadic NL in generation of such revenue. Payments will consist of royalty payments and of revenue sharing based on the Business. (a) Royalty payments will be due within 60 days of the end of each fiscal year. The annual rate for such royalty will be **

for revenue received on account of use of such Party's (HTRS) technology. This royalty will apply only to the Dyadic USA and TNO's technologies licensed to and used by Dyadic NL, pursuant to Section 2.1, Section 2.2 and to Section 2.3a of this Agreement. (b) Revenue sharing payments by Dyadic NL to Dyadic USA and/or TNO will be accounted on the net result in each fiscal year, excluding overhead and/or management charges by Dyadic USA, on the basis of the costs shares of Dyadic USA and of TNO as defined in Section 1.3. If the net result in any fiscal year renders a loss, then the negative results of the fiscal year will be deducted from future results generated by Dyadic NL by the conduct of the Business. (c) Any use of technology other than mentioned in the Sections 2.3 a and b developed by TNO or Dyadic USA at its sole expense and solely owned by it which Dyadic NL licenses in the future will be negotiated in good faith with TNO or Dyadic USA as relevant.

Section 2.6 Audits. Dyadic NL has the obligation to maintain a set of accounts concerning the conduct of the Business. The accounts will be kept according to GAAP (Generally Accepted Accounting Principles) and reflect all revenue and expenses associated with the Business. Dyadic USA and/or TNO shall have the right to audit the accounts of Dyadic NL.

ARTICLE III

TECHNOLOGY RIGHTS OF DYADIC NL

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Section 3.1 Ownership of Technology. Unless otherwise agreed in particular instances, Dyadic NL shall own the entire right, title and interest in and to all patent and other rights in the technology in the field of HTRS that is not Licensed Technology pursuant to Article II or any Improvements thereof, and that is developed by or on behalf of Dyadic NL (and other Dyadic entities, if any, established to conduct the Business in the future, in accordance with Section 1.2) ("Dyadic NL Technology"). Improvements of Licensed Technology described in Article II shall be owned by the owner thereof.

Section 3.2 Responsibility for Protection of Technology. Except as otherwise provided in this Agreement, Dyadic NL (and other Dyadic entities, if any, established to conduct the Business in the future, in accordance with Section 1.2) shall have the right and responsibility, at its own expense, to:

(i) decide on whether or not to seek or continue to seek or maintain patent protection in any country on any Dyadic NL Technology;

(ii) file for, procure and maintain patents in any country on any Dyadic NL Technology; and

(iii) protect and enforce any patents issued on any Dyadic NL Technology.

(iv) defend the Business against any allegations and/or charges from third parties of patent infringement or otherwise.

The Parties hereby authorize and empower Dyadic USA, and hereby grant to Dyadic USA their permission and consent for Dyadic USA and its authorized attorneys, agents or representatives, to assume and make decisions on behalf of Dyadic NL (and other Dyadic entities, if any, established to conduct the Business in the future, in accordance with Section 1.2) relating to the foregoing responsibilities and whatever other decisions are necessary to carry out the Business. Copies of all communications to and from all governmental patent offices regarding applications, patents or certificates of invention of any Dyadic NL Technology shall be provided to the Parties (and other Dyadic entities, if any, established to conduct the Business in the future, in accordance with Section 1.2) promptly after the receipt thereof.

Section 3.3 Party Assistance. Each Party shall make available to Dyadic NL (and other Dyadic entities, if any, established to conduct the Business in the future, in accordance with Section 1.2) or its/their authorized attorneys, agents or representatives, at such Party's own expense, certain employees, specialists and personnel whose assistance is reasonably necessary in order to assist Dyadic NL (and other Dyadic entities, if any, established to conduct the Business in the future, in accordance with Section 1.2) in obtaining patent protection for or enforcing rights in the Dyadic NL Technology. Each Party shall sign or use its best efforts to have signed all legal documents necessary to file and prosecute patent applications or applications for certificates of invention or to obtain or maintain patents or certificates of invention at no charge to the other Party.

Section 3.4 Right of First Refusal. With respect to any discoveries or inventions developed by Dyadic NL (and other Dyadic entities, if any, established to conduct the Business in the future, in accordance with Section 1.2) outside of those discovered under contract to third parties which can be developed into a saleable product which is not part of the Business, Dyadic USA shall have the first right of negotiation to further develop and sell such products, with any resulting revenue to be shared based on a royalty agreement to be negotiated in good faith between Dyadic USA and Dyadic NL (and other Dyadic entities, if any, established to conduct the Business in the future, in accordance with Section 1.2).

ARTICLE IV

STOCK OPTIONS

Section 4.1 Equity. TNO , through its holding company TNO Management BV (TNO-TMB), shall be granted stock options in Dyadic International, Inc, which shall vest on the two-year anniversary of the formation of Dyadic NL or upon any earlier termination of this Agreement pursuant to Section 8.1. The number of shares of Dyadic USA common stock available to TNO TMB under this option will be equal to fifteen percent (15%) (or the "Actual Cost Sharing Percentage," if less) of the sum of the Business' Shareholder's Equity (as defined below) at the date of conversion, divided by US$4.50 (four and a half US dollars).

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Section 4.2 Early Vesting. The above stock options shall become vested before the two-year anniversary if the following occurs: the sale of all or substantially all of the assets of Dyadic USA to a third party, in which event the shares shall vest immediately prior to such event.

Section 4.3 Shareholder's Equity. As used herein, the proforma "Business Shareholder's Equity" shall equal (a) the Shareholders' Equity Consolidated from stand-alone legal entities whose sole purpose is the Business, (b) plus the amount of any non-refundable payment by TNO made pursuant to Section 1.3, (c) plus outstanding loans to Dyadic NL by TNO and Dyadic USA, (and in the proportion applicable to the Actual Cost Sharing Percentage, if less than 15%) , and (d) plus or minus any residual balance of TNO's Profit Sharing. Upon the exercise of the options described above, the amount of any outstanding loans from TNO to Dyadic NL shall be deemed satisfied and forgiven.

Section 4.4 Sale of Business. In the event Dyadic USA shall enter into any agreement to sell Dyadic NL and any other entity pursuant to Section 1.2) (shares or assets), which agreement Dyadic USA may enter into at its sole discretion, then TNO shall be entitled to **

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Section 5.1 Dyadic USA. Dyadic USA hereby represents and warrants to Dyadic NL and to TNO that:

(a) Dyadic USA is a duly organized corporation validly existing under the laws of the State of Florida and has the requisite power and authority to enter into and carry out the terms of this Agreement.

(b) All corporate action required to be taken by Dyadic USA to consummate this Agreement has been taken and no further approval of any board, court, or other body is necessary in order to permit Dyadic USA to consummate this Agreement.

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(c) To the best of its knowledge, neither the execution and delivery of this Agreement, nor the performance or the compliance with this Agreement, has resulted (or will result) in any violation of, or be in conflict with, or invalidate, cancel, or make inoperative, or interfere with, or constitute a default under, any charter, bylaw, agreement, permit, judgment, decree or order, to which Dyadic USA is a party and there is no default and no event or omission has occurred which, but for the passing of time or the giving of notice, or both, would constitute a default on the part of Dyadic USA under this Agreement.

Section 5.2 Dyadic NL. Dyadic NL hereby represents and warrants to Dyadic USA and to TNO that:

(a) Dyadic NL is a duly organized corporation validly existing under the laws of the Netherlands and has the requisite power and authority to enter into and carry out the terms of this Agreement.

(b) All corporate action required to be taken by Dyadic NL to consummate this Agreement has been taken and no further approval of any board, court or other body is necessary in order to permit Dyadic NL to consummate this Agreement.

(c) To the best of its knowledge, neither the execution and delivery of this Agreement, nor the performance or the compliance with this Agreement, has resulted (or will result) in any violation of, or be in conflict with, or invalidate, cancel, or make inoperative, or interfere with, or constitute a default under, any charter, bylaw, agreement, permit, judgment, decree or order, to which Dyadic NL is a party and there is no default and no event or omission has occurred which, but for the passing of time or the giving of notice, or both, would constitute a default on the part of Dyadic NL under this Agreement.

Section 5.3 TNO. TNO hereby represents and warrants to Dyadic USA and to Dyadic NL that:

(a) TNO is a duly organized legal entity validly existing under the laws of the Netherlands and has the requisite power and authority to enter into and carry out the terms of this Agreement.

(b) All corporate action required to be taken by it to consummate this Agreement has been taken and that no further approval of any board, court, or other body is necessary in order to permit TNO to consummate this Agreement.

To the best of its knowledge, neither the execution and delivery of this Agreement, nor the performance of or the compliance with this Agreement, has resulted (or will result) in any violation of, or be in conflict with, or invalidate, cancel, or make inoperative, or interfere with, or constitute a default under any charter, bylaw, agreement, permit, judgment, decree, or order, to which TNO is a party and there is no default and no event or omission has occurred which, but for the passing of time or the giving of notice, or both, would constitute a default on the part of TNO under this Agreement.

ARTICLE VI

CONFIDENTIALITY

Section 6.1 Confidential Treatment of Information. Except as otherwise provided in this Article VI, each Party (including their Affiliates) agrees to retain in strict confidence any proprietary confidential information and trade secrets of the other Party, whether disclosed prior to or after the date hereof, and not to use or disclose to third parties, and to use its best efforts to cause its employees, agents or consultants not to use or disclose to third parties, such proprietary confidential information and trade secrets to or for any third party without the prior approval in writing of the other Parties; unless it can be established by the disclosing party that such information:

(a) was at the time of disclosure part of the public knowledge or literature and readily accessible to such third party;

(b) was at the time of disclosure already known by the receiving party otherwise than under an obligation of confidentiality;

(c) is required by law to be disclosed; or

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(d) is required by any vendor, supplier or consultant in order to carry out the Business, provided that the disclosing Party shall obtain the written confidentiality obligation of such third party in a form satisfactory to the other Party prior to disclosing such information.

ARTICLE VII

ARBITRATION

Section 7.1 Arbitration Required. Any dispute, claim, controversy or difference between Dyadic USA, Dyadic NL and TNO arising out of this Agreement or the transactions contemplated hereby (a "Dispute"), which such parties are unable to resolve themselves shall first be submitted in writing to the Director of TNO Nutrition and Food Research and the CEO of Dyadic USA for resolution. Any such Dispute which is not resolved within sixty (60) days of submission to such persons shall be submitted to and resolved by arbitration as herein provided. If Dyadic USA or Dyadic NL or TNO demands arbitration under this Agreement, such Party (an "Initiating Party") shall initiate such arbitration by delivering written notice (the "Arbitration Notice") to the Party (Parties) with whom arbitration is sought (the "Responding Party or Parties"). Any Arbitration Notice shall contain a statement setting forth the nature of the Dispute, the amount involved, if any, and the remedy sought.

Section 7.2 Procedure. Any Dispute subject to arbitration shall be arbitrated in London, United Kingdom, in accordance with the rules of arbitration then in effect of the International Chamber of Commerce. Each Party to such arbitration agrees that any award of the arbitrator shall be final, conclusive and binding and that they will not contest any action by any other Party thereto in accordance with an award of the arbitrator. It is specifically understood and agreed that any Party may enforce any award rendered pursuant to the arbitration provisions of this Article VII by bringing suit in any court of competent jurisdiction.

Section 7.3 Fees and Costs. All fees, costs and expenses (including arbitration fees and reasonable attorneys' fees and expenses) incurred by the party that prevails in any such arbitration commenced pursuant to this Article VII, or any judicial action or proceeding seeking to enforce the agreement to arbitrate disputes as set forth in this Article VII or seeking to enforce any

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order or award of any arbitration commenced pursuant to this Article VII shall be assessed against the party or parties that do not prevail in such arbitration.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 Termination. (a) This Agreement shall terminate upon the first to occur of: (i) the mutual written agreement of the Parties, (ii) the sale of 100% of Dyadic NL to a third party. (b) In addition, if either of TNO or Dyadic USA shall breach any material obligation hereunder, and such breach remains uncured for ninety (90) days following written notice thereof to the breaching Party, the other Party may terminate this Agreement. In the event of such termination, (i) Dyadic USA shall acquire all rights in Dyadic NL, (ii) exclusive rights to use all Licensed Technology and Improvements granted herein shall revert to the owners thereof, and (iii) the Parties shall cooperate in preparing and distributing a final accounting for the Business.

Section 8.2 Definitions. As used herein:

(a) "Affiliate," means a Person or entity, which directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the Party specified.

(b) "Improvements" means any Technology that is covered by a claim of any patent right within Licensed Technology, whether or not patentable, or developed or acquired by Dyadic NL (and other Dyadic entities, if any, established to conduct the Business in the future, in accordance with Section 1.2) or any other Party during the term of the Agreement, and which is useful in connection with the Business.

(c) "Licenses" means the licenses granted by the Parties pursuant to Section 2.1, 2.2 or 2.3 hereof.

(d) "Licensed Technology" means all Technology included within the Licenses.

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(e) "Person" means an individual, a partnership, a joint venture, a corporation, a trust, an estate, an unincorporated organization or a government or any department or agency thereof.

(f) "Technology" means all general and specific knowledge, experience and information, including without limitation all inventions, trade secrets, know-how and improvements thereof and all patent and proprietary rights now owned or possessed by Dyadic USA and/or TNO or hereafter developed or acquired in the field of HTRS systems utilizing fungal organisms, relating to the Business.

Section 8.3 Technology Agreement. The Technology Agreement of April 10, 2002 between TNO and Dyadic USA and the Letter of Intent executed by them on July 23, 2000, shall be terminated upon execution of this Agreement. Any provisions surviving such termination in accordance with the terms thereof are hereby terminated.

Section 8.4 Notices. All notices required or permitted by this Agreement shall be in writing and may be delivered in person or may be sent by personal delivery, facsimile transmission or overnight courier services and addressed as follows:

in the case of Dyadic USA, to:

Dyadic International, Inc.
140 Intracoastal Pointe Drive, Suite 404
Jupiter, Florida 33477-5094
Attn: Mark A. Emalfarb, Chief Executive Officer
Facsimile: 561-743-8343

in the case of TNO, to:

TNO Nutrition and Food Research
PO Box 360
3700 AJ Zeist, The Netherlands
Attn: **
Facsimile: +31 30 694 40 75

in the case of Dyadic NL, to:

Dyadic NL

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PO Box 360
3700 AJ Zeist, The Netherlands
Attn: Dr. Ir. W. van der Wilden
Facsimile: + 31 30 694 40 75

or to such other address as shall, from time to time, be supplied in writing by any party to the other. Notices shall be deemed given on the date actually received by the addressee.

Section 8.5 Parties Independent. In making and performing this Agreement, each Party acts and shall act at all times as independent entity and nothing contained in this Agreement shall be construed or implied to create an agency or partnership relationship between them. Except as specifically provided herein, at no time shall any Party make commitments or incur any charges or expenses for or in the name of the other Parties.

Section 8.6 Severability. The invalidity or unenforceability of one or more provisions of this Agreement shall not affect the validity or enforceability of any of the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

Section 8.7 Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 8.8 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument.

Section 8.9 Further Assurances. The Parties hereto agree that they will cooperate with each other and will execute and deliver, or cause to be delivered, all such other instruments, and will take all such other actions, as either party hereto may reasonably request from time to time in order to effectuate the provisions and purposes hereof.

Section 8.10 Complete Agreement. This Agreement constitutes the complete agreement between the Parties and supersedes all prior written and oral statements between the Parties regarding the subject matter hereof.

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ATTACHMENT 1 - Dyadic NL

amounts in EUR

Period: September 2002 - Januari 2003

TNO		Dyadic International		Dyadic NL
Profit & Loss	Total			
Costs		Costs		
Personnel **	**	Personnel **	**	
Rent		Personnel **		
Supplies & services		Travel costs **		
Materials		Legal Fees		
Office supplies		Travel costs **		
Depreciation		Travel costs **		
Total costs	**	Depreciation		
Labour costs on assignment (from october)		Total costs	**	
**				
**				
**				
Total Labour costs				
Total Costs	**		**	**

Bookvalue investments 2002 (see below) | Bookvalue investments 2002 (see below)

Investments TNO	Investment	Book value	Investments Dyadic	Investment	Book value
**	**		**	**	
**					
**					
	**			**	

Balance	Before financing			
Fixed Assets	**	Debts Creditors	TNO	**
			Dyadic Int.	
	**			**

Balance	After financing		
Fixed Assets	**	TNO	**
		Dyadic Int.	
	**		**

TNO receivable:
Dyadic International payable: **

18-6-2003

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

DYADIC INTERNATIONAL, INC.

By [signature]

Name: Mark A. Emalfarb

Title: President

TNO

By [signature]

Name: Ir. J.A. Dekker

Title: Chairman Board of Management

TNO

By [signature]

Name: Dr.C.M. Colijn-Hooymans

Title: Member Board of Management

DYADIC NEDERLAND, B.V.

By [signature]

Name: MARK EMALFARB

Title: President of Dyadic International Inc. acting as sole member of the managing board of Dyadic Nederland, B.V.